Exhibit 99.1

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, MA 01880

Phone: 781/224-0880                     Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS

REPORTS SECOND QUARTER AND FIRST HALF 2006 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS, July 31, 2006 - American Dental Partners, Inc. (NASDAQ:ADPI) announced financial results today for the quarter and six month period ended June 30, 2006.

Comparing the second quarter of 2006 with the second quarter of 2005:

•	Net revenue was $55,078,000 as compared to $49,427,000, an increase of 11%.

•	Earnings from operations were $5,723,000 as compared to $5,280,000, an increase of 8%. Excluding stock-based compensation expense from 2006 results (discussed below), earnings from operations increased 15%.

•	Net earnings were $3,183,000 as compared to $2,954,000, an increase of 8%. Excluding stock-based compensation expense from 2006 results (discussed below), net earnings increased 15%.

•	Diluted net earnings per share were $0.25, as compared to $0.23, an increase of 9%. Excluding stock-based compensation expense from 2006 results (discussed below), diluted earnings per share increased 17%.

•	Diluted cash net earnings per share were $0.31 as compared to $0.29, an increase of 7%. Excluding stock-based compensation expense from 2006 results (discussed below), diluted cash net earnings per share increased 14%.

Comparing the first six months of 2006 with the first six months of 2005:

•	Net revenue was $109,144,000 as compared to $97,572,000, an increase of 12%.

•	Earnings from operations were $10,811,000 as compared to $9,865,000, an increase of 10%. Excluding stock-based compensation expense from 2006 results (discussed below), earnings from operations increased 16%.

•	Net earnings were $5,974,000 as compared to $5,463,000, an increase of 9%. Excluding stock-based compensation expense from 2006 results (discussed below), net earnings increased 17%.

•	Diluted net earnings per share were $0.46 as compared to $0.43, an increase of 7%. Excluding stock-based compensation expense from 2006 (discussed below), diluted net earnings per share increased 16%.

•	Diluted cash net earnings per share were $0.59 as compared to $0.55, an increase of 7%. Excluding stock-based compensation expense from 2006 (discussed below), diluted cash net earnings per share increased 13%.

Patient revenue of the Company’s affiliated dental group practices, which is not consolidated with the Company’s financial results and is a non-GAAP financial measure, was $84,047,000 for the quarter as compared to $75,821,000 for the prior year’s same quarter, an increase of 11%. Same market revenue growth for the Company’s affiliated dental group practices as measured by patient revenue was 10% for the quarter.

For the quarter, cash flow from operations was $6,678,000, capital expenditures were $1,368,000 and amounts paid for affiliations, including contingent payments and affiliation costs, amounted to $3,690,000. The Company expanded two dental facilities and completed four practice affiliations which were combined with its existing affiliated dental group practices in Arizona, New York, Texas and Wisconsin. The Company also completed one platform affiliation with Deerwood Orthodontics and entered into a Service Agreement with a professional association in Minnesota with the intention of developing two de novo practices. The Company intends to operate this affiliation separate from its existing Minnesota affiliates.

The Company’s debt to total capitalization stood at 19% at June 30, 2006, compared to 24% at December 31, 2005. The Company achieved an annualized cash return on committed capital of 21% for the quarter and cash return on equity of 15% for the quarter.

The Company adopted Statement of Financial Accounting Standards No. 123 (R) “Share-Based Payment”, effective January 1, 2006. As a result, the Company recognized $374,000 in stock-based compensation expense, $227,000 net of tax or $.02 per diluted share, during the second quarter and $677,000 in stock-based compensation expense, $411,000 net of tax or $.03 per diluted share, during the six months ended June 30, 2006.

During the second quarter, the Company incurred approximately $370,000 in legal fees related to the previously announced litigation between the Company’s Minnesota subsidiary, PDHC, Ltd., and PDG, P.A., the affiliated practice at Park Dental. The Company has been made aware that PDG, P.A. is no longer accredited by the Accreditation Association for Ambulatory Health Care.

Cash net earnings and cash earnings from operations are non-GAAP financial measures. In accordance with the requirement of SEC Regulation G, please see the attached financial tables for a presentation of the most comparable GAAP measures and the reconciliation to the nearest GAAP measure and all additional reconciliations required by Regulation G.

For further discussion of these events and a comprehensive review of the second quarter ended June 30, 2006, the Company will host its previously announced conference call on Tuesday, August 1, 2006 at 10:00 a.m. EDT, which will be broadcast live over the Internet at www.amdpi.com. The call will be hosted by Gregory A. Serrao, Chairman, President and Chief Executive Officer. To access the webcast, participants should visit the Investor Relations section of the website at least fifteen minutes prior to the start of the conference call to download and install any necessary audio software. A replay of the webcast will be available at www.amdpi.com and www.streetevents.com approximately two hours after the call through 6:00 p.m. EDT Tuesday, August 8, 2006.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 20 dental group practices which have 200 dental facilities with approximately 1,873 operatories located in 18 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to the possibility that we may not realize the benefits expected from our acquisition and affiliation strategy, economic, regulatory and/or other factors outside the control of the Company, which are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2005.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenue	$55,078	$49,427	$109,144	$97,572
Operating expenses:
Salaries and benefits	22,396	20,595	44,936	40,977
Lab fees and dental supplies	8,971	7,976	17,682	15,610
Office occupancy expenses	6,482	5,498	12,817	11,028
Other operating expenses	4,850	4,565	9,668	9,127
General corporate expenses	3,378	2,602	6,730	5,200
Depreciation expense	1,939	1,669	3,851	3,314
Amortization of intangible assets	1,339	1,242	2,649	2,451

Total operating expenses	49,355	44,147	98,333	87,707

Earnings from operations	5,723	5,280	10,811	9,865
Interest expense, net	470	392	954	822

Earnings before income taxes	5,253	4,888	9,857	9,043
Income taxes	2,070	1,934	3,883	3,580

Net earnings	$3,183	$2,954	$5,974	$5,463

Net earnings per common share:
Basic	$0.26	$0.25	$0.49	$0.46

Diluted	$0.25	$0.23	$0.46	$0.43

Weighted average common shares outstanding:
Basic	12,280	11,960	12,275	11,915

Diluted	12,848	12,635	12,850	12,585

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$2,081	$592
Receivables due from affiliated dental group practices	14,415	14,751
Other current assets	7,362	6,966

Total current assets	23,858	22,309

Property and equipment, net	44,682	45,184

Other non-current assets:
Goodwill	5,095	5,095
Intangible assets, net	98,789	97,260
Other assets	612	798

Total non-current assets	104,496	103,153

Total assets	$173,036	$170,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$21,632	$20,131
Current maturities of debt	123	123

Total current liabilities	21,755	20,254

Non-current liabilities:
Long-term debt	26,108	32,039
Other liabilities	16,269	16,458

Total non-current liabilities	42,377	48,497

Total liabilities	64,132	68,751

Commitments and contingencies
Stockholders’ equity	108,904	101,895

Total liabilities and stockholders’ equity	$173,036	$170,646

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

(unaudited)

Reconciliation of GAAP earnings, as reported, to cash net earnings

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net earnings (as reported)	$3,183	$2,954	$5,974	$5,463
Add: Amortization of intangible assets, net of tax	811	750	1,605	1,480

Cash net earnings (1)	$3,994	$3,704	$7,579	$6,943

Weighted average common shares outstanding	12,848	12,635	12,850	12,585

Diluted net earnings per share	$0.25	$0.23	$0.46	$0.43

Diluted cash net earnings per share (1)	$0.31	$0.29	$0.59	$0.55

Calculation of cash return on committed capital and cash return on equity for the three and six months ended June 30, 2006 and 2005

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Earnings from operations	$5,723	$5,280	$10,811	$9,865
Add back: Amortization of intangible assets	1,339	1,242	2,649	2,451

Cash earnings from operations (2)	$7,062	$6,522	$13,460	$12,316

Annualized cash earnings from operations	$28,248	$26,088	$26,920	$24,632

Average committed capital (3)	$133,902	$122,693	$134,596	$120,041

Cash return on committed capital (2)	21%	21%	20%	21%

Net earnings	$3,183	$2,954	$5,974	$5,463
Add back: Amortization of intangible assets, net of taxes	811	750	1,605	1,480

Cash net earnings (1)	$3,994	$3,704	$7,579	$6,943

Annualized cash net earnings	$15,976	$14,816	$15,158	$13,886

Average stockholders’ equity (3)	$107,078	$92,280	$105,400	$90,535

Cash return on equity (2)	15%	16%	14%	15%

AMERICAN DENTAL PARTNERS, INC.

Supplemental Operating Data

(in thousands)

(unaudited)

Patient revenue of the affiliated dental group practices (4)

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2006	2005		2006	2005
Patient revenue - affiliated practices:
Platform dental groups affiliated with the Company in both periods of comparison (5)	$83,519	$75,821	10%	$161,899	$145,555	11%
Platform dental groups that affiliated with the Company during periods of comparison	528	—	N/A	6,434	3,808	69%

Total patient revenue	84,047	75,821	11%	168,333	149,363	13%
Amounts due to the Company under service agreements	53,832	48,148	12%	106,808	95,063	12%

Amounts retained by affiliated practices	$30,215	$27,673	9%	$61,525	$54,300	13%

(1)	Cash net earnings and diluted cash net earnings per share are not measures of financial performance under GAAP. Cash net earnings excludes amortization expense related to intangible assets, net of tax. The Company incurs significant amortization expense related to its service agreements while many companies, both in the same industry and other industries, no longer amortize a significant portion of their intangible assets pursuant to Statement of Financial Accounting Standards No. 142 – Goodwill and Other Intangible Assets. The Company believes that cash net earnings and diluted cash net earnings per share are important financial measures for understanding its relative financial performance.
(2)	Cash earnings from operations is not a measure of financial performance under GAAP. The Company believes that cash return on committed capital and cash return on equity are useful financial measures for understanding its financial performance.
(3)	Average committed capital calculated as average of beginning of quarter and end of quarter debt, including current portion, plus stockholders’ equity. Average stockholders’ equity calculated as average of beginning of quarter and end of quarter stockholders’ equity.
(4)	Patient revenue of the affiliated dental group practices is not consolidated with the Company’s financial statements.
(5)	Same market patient revenue excludes new platform affiliations that occurred during the periods of comparison in which a new service agreement was entered into.